UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Under Rule 14a-12
LIVEPERSON, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT
OF
LIVEPERSON, INC.

www.liveperson.com

Annual Meeting of Stockholders
November 25, 2024
11:00 a.m. Eastern Time

The voting cut-off date for stockholders who hold shares through a member of the Tel Aviv Stock Exchange (“TASE”) has been extended to November 24, 2024 at 5:00 p.m. (Israel Time). The deadline is being extended to allow such stockholders more time to vote. Accordingly, if you are a stockholder who holds stock through a member of the TASE and intend to vote your shares, you are obliged to sign, date and return a GOLD universal proxy card along with a certificate of ownership to the offices of Israeli counsel to the Company, Arnon, Tadmor-Levy, c/o Moshe Pasker, Azrieli Center (Square tower, 39th floor), Tel Aviv, Israel, 6702101 (email: MosheP@ArnonTL.com), no later than 5:00 p.m. (Israel time) on November 24, 2024. The form of proxy card for such stockholders is available on the websites: https://www.magna.isa.gov.il and https://maya.tase.co.il.